   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1997



                                                      REGISTRATION NO. 333-39381

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1


                                       to

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           75-2702753
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)
                                                                    SCOTT D. SHEFFIELD
                                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                             PIONEER NATURAL RESOURCES COMPANY
             1400 WILLIAMS SQUARE WEST                           1400 WILLIAMS SQUARE WEST
             5205 NORTH O'CONNOR BLVD.                           5205 NORTH O'CONNOR BLVD.
                IRVING, TEXAS 75039                                 IRVING, TEXAS 75039
                  (972) 444-9001                                      (972) 444-9001
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
  including area code, of Registrant's principal    number, including area code, of agent for service)
                 executive offices)

                             ---------------------

                                With copies to:


                  MARK L. WITHROW                                    ROBERT L. KIMBALL
   EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                   VINSON & ELKINS L.L.P.
         PIONEER NATURAL RESOURCES COMPANY                           2001 ROSS AVENUE
             1400 WILLIAMS SQUARE WEST                                  SUITE 3700
             5205 NORTH O'CONNOR BLVD.                              DALLAS, TEXAS 75201
                IRVING, TEXAS 75039                                   (214) 220-7700
                  (972) 444-9001


                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(i) of this Form, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                                    PROPOSED              PROPOSED
         TITLE OF EACH CLASS OF              AMOUNT TO BE       MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED        PRICE PER SHARE        OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock.............................         (1)                 (2)                   (2)                  (3)
===========================================================================================================================



(1) The total amount of shares of Pioneer Common Stock being registered is 18,004,289 shares as described in the initial filing of this Registration Statement on November 3, 1997.



(2) Pursuant to Rule 457(f), the fee was computed on the basis of the market value of the 18,004,289 shares of Pioneer Common Stock assumed to be issued by the Registrant in connection with the exchange of the Exchangeable Shares, and in accordance with Rule 457(c) on the basis of the average ($40.41) of the high and low price per share of the shares of Pioneer Common Stock reported on the New York Stock Exchange on October 31, 1997.



(3) A fee of $2,204.70 was paid in connection with the initial filing of this Registration Statement on November 3, 1997. Pursuant to Rule 457(b), the initial fee of $220,470.70 was offset by the fee of $218,266 paid with the filing under the Securities Exchange Act of 1934 of preliminary copies of the Registrant's proxy materials relating to the Transaction.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION DATED DECEMBER 17, 1997



PROSPECTUS



                               18,004,289 SHARES


                       PIONEER NATURAL RESOURCES COMPANY

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


     Each of the 18,004,289 shares of common stock, par value $0.01 per share (the "Pioneer Common Stock"), of Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), offered hereby is issuable upon the exchange or redemption of an exchangeable share (an "Exchangeable Share") of Pioneer Natural Resources (Canada) Ltd., an indirectly owned subsidiary of Pioneer ("Pioneer Canada"). Pursuant to the Plan of Arrangement (as defined below), at the Effective Time (as defined herein) Pioneer Canada, which is currently a British Columbia corporation, will be continued as an Alberta corporation. The Exchangeable Shares will be issued by Pioneer Canada upon the transfer of common shares ("Chauvco Common Shares") of Chauvco Resources Ltd., an Alberta corporation ("Chauvco"), pursuant to the terms of a Combination Agreement (the "Combination Agreement") dated as of September 3, 1997, between Pioneer and Chauvco and the terms of a plan of arrangement proposed under Section 186 of the Business Corporations Act (Alberta) (the "Plan of Arrangement") attached as an exhibit to the Combination Agreement (the transactions contemplated by the Combination Agreement and the Plan of Arrangement being referred to herein collectively as the "Transaction"). Shares of Pioneer Common Stock are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") for such period as the Registration Statement to which this Prospectus relates remains effective.



     Pioneer and Pioneer Canada are offering shares of Pioneer Common Stock to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Shares, which obligate Pioneer Canada to redeem such shares or permit Pioneer, at its election, to acquire such shares when, as and if the Exchangeable Shares are presented by the holders thereof. Hereinafter the term "exchange" means either the redemption by Pioneer Canada or the acquisition by Pioneer of Exchangeable Shares, unless otherwise specified. Upon such exchange, holders of the Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of Pioneer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share (see "Plan of Distribution"). All expenses of registration incurred in connection with this offering are being paid by Pioneer. The Pioneer Common Stock currently trades on the New York Stock Exchange (the "NYSE") under the symbol "PXD," and has been conditionally approved for listing on The Toronto Stock Exchange (the "TSE"). On December 15, 1997, the closing price of the Pioneer Common Stock on the NYSE was $26 3/8 per share.


                             ---------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 3 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH ANY INVESTMENT IN THE PIONEER COMMON STOCK OFFERED HEREBY.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


               The date of this Prospectus is December   , 1997.

                             AVAILABLE INFORMATION

     Pioneer is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). It files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained without charge from the web site that the SEC maintains at http://www.sec.gov. These reports, proxy statements, and other information also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Pioneer has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Pioneer Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Pioneer and the shares of Pioneer Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents have been filed by Pioneer, Parker & Parsley Petroleum Company ("Parker & Parsley") and MESA Inc. ("Mesa") with the SEC, are incorporated by reference into this Prospectus, and are deemed to be a part of this Prospectus:



      1. Mesa's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996;



      2. Mesa's Quarterly Report on Form 10-Q for the period ended March 31,
         1997;



      3. Mesa's Current Reports on Form 8-K, dated February 7, 1997, and April 6, 1997, and Mesa's Current Report on Form 8-K/A, dated February 7, 1997;



      4. Mesa's Quarterly Report on Form 10-Q for the period ended June 30,
         1997;



      5. Parker & Parsley's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996;



      6. Parker & Parsley's Current Report on Form 8-K, dated February 3, 1997;



      7. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended March 31, 1997;



      8. Parker & Parsley's Current Reports on Form 8-K, dated April 3, 1997, April 6, 1997, July 28, 1997, and July 29, 1997;



      9. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1997;



     10. Pioneer's Registration Statement on Form S-4 (No. 333-26951) initially filed on June 26, 1997, as amended;



     11. Pioneer's Quarterly Report on Form 10-Q for the period ended June 30, 1997;



     12. Pioneer's Current Report on Form 8-K, dated August 7, 1997;



     13. The description of Pioneer's Common Stock contained in Pioneer's Registration Statement on Forms 8-A and 8-A/A (File No. 001-13245), declared effective by the SEC on August 8, 1997;

     14. Pioneer's Current Report on Form 8-K, dated September 3, 1997;



     15. Pioneer's Quarterly Report on Form 10-Q for the period ended September 30, 1997;



     16. The Definitive Joint Management Information Circular and Proxy Statement of Pioneer and Chauvco (File No. 001-13245) filed with the SEC on November 17, 1997, including any amendment or report for the purpose of updating any such material; and



     17. Pioneer's Current Report on Form 8-K, dated December 5, 1997.



     All documents filed by Pioneer pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.


     Pioneer will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Written or telephone request for the copies should be directed to Corporate Secretary, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039 (Telephone: (972) 444-9001).

                                  RISK FACTORS

     Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before exchanging their Exchangeable Shares for the shares of Pioneer Common Stock offered hereby.

TAXABILITY OF THE EXCHANGE

     Based on the tax laws as of the date of this Prospectus, the exchange of Exchangeable Shares for shares of Pioneer Common Stock is generally a taxable event in Canada and the United States. A holder's tax consequences can vary depending on a number of factors, including the residency of the holder, the method of the exchange and the length of time that the Exchangeable Shares were held prior to the exchange (see "Income Tax Considerations").

DIFFERENCES IN CANADA AND U.S. TRADING MARKETS


     The Pioneer Common Stock is listed on the NYSE and has been conditionally approved for listing on the TSE. As a condition precedent to the consummation of the arrangement under the Plan of Arrangement (the "Arrangement"), the Exchangeable Shares must be listed for trading on the TSE. The TSE has conditionally approved the listing of the Exchangeable Shares. Listing is subject to fulfilling the requirements of the TSE on or before February 4, 1998, including the distribution of the Exchangeable Shares to a minimum number of public shareholders. There is no current intention to list the Exchangeable Shares or Pioneer Common Stock on any other stock exchange in Canada or the United States. As a result of the foregoing, the price at which the Exchangeable Shares will trade will be based upon the market for such shares on the TSE, and the price at which the shares of Pioneer Common Stock will trade will be based upon the market for such shares on the NYSE and TSE. Although Pioneer believes that the market price of the Exchangeable Shares on the TSE and the market price of the Pioneer Common Stock on the NYSE and TSE will reflect essentially equivalent values, there can be no assurance that the market price of the Pioneer Common Stock will be identical, or even similar, to the market price of the Exchangeable Shares.

FOREIGN PROPERTY

     So long as the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and Pioneer Canada maintains a substantial presence in Canada, the Exchangeable Shares will not be foreign property under the Income Tax Act (Canada) (the "Canadian Tax Act") for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. Pioneer Common Stock will, however, be foreign property for such plans or persons.

                                    PIONEER

     Pioneer is one of the largest public independent oil and gas companies in the United States, engaged principally in the acquisition, development, and production of, and exploration for, oil and gas reserves and related activities.


     Pioneer's executive offices and operating headquarters are located at 1400 Williams Square West, 5205 North O'Connor Blvd., Irving, Texas 75039, and its telephone number at those offices is (972) 444-9001.


                                USE OF PROCEEDS


     Because shares of Pioneer Common Stock will be issued on the exchange of the Exchangeable Shares, Pioneer will receive no cash proceeds on that issuance.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Pioneer consists of 500,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share, of which one share has been designated as Special Preferred Voting Stock.

PIONEER CAPITAL STOCK

  Pioneer Common Stock

     All shares of Pioneer Common Stock issued upon the exchange of the Exchangeable Shares will be fully paid and nonassessable. The holders of Pioneer Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The Pioneer Common Stock does not have cumulative voting rights. Shares of Pioneer Common Stock have no preemptive rights, conversion rights, redemption rights or sinking fund provisions. Pioneer Common Stock is not subject to redemption by Pioneer.

     Subject to the rights of the holders of any class of capital stock of Pioneer having any preference or priority over the Pioneer Common Stock, the holders of Pioneer Common Stock are entitled to dividends in such amounts as may be declared by the Board of Directors of Pioneer (the "Pioneer Board") from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of Pioneer remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Pioneer Common Stock.

  Pioneer Preferred Stock

     The Pioneer Board, without further stockholder action, is authorized to issue up to 100,000,000 shares of preferred stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in the series, including voting rights, dividend rights, liquidation preferences, terms of redemption, and conversion rights.

  Pioneer Special Preferred Voting Stock


     The Pioneer Board has designated one (1) of the 100,000,000 authorized shares of preferred stock as Special Preferred Voting Stock (the "Voting Share"). The Montreal Trust Company of Canada, or any successor thereto (the "Trustee"), shall hold the Voting Share as trustee for and on behalf of, and for the use and benefit of, the holders of Exchangeable Shares and in accordance with the Voting and Exchange Trust Agreement. The Certificate of Designations for the Voting Share includes the following principal terms:


     Dividends. No dividend shall be paid to the Trustee as the holder of the Voting Share.

     Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the voting rights attached to the Voting Share, including the right to consent to or vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the Pioneer stockholders at a meeting thereof or with respect to any written consent sought by Pioneer from its stockholders. For each Exchangeable Share owned of record on the relevant record date, the holder thereof shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes (including for purposes of a quorum) equal to the number of votes to which a holder of one share of Pioneer Common Stock is entitled with respect to any matter, proposition or question on which the holders of Pioneer Common Stock are entitled to vote. Except as otherwise described herein or required by law, the holder of the Voting Share will vote together with the Pioneer Common Stock as a single class and not as a separate class or series apart therefrom, including any vote to approve or adopt: (i) any plan of merger, consolidation or share exchange for which Delaware law requires a stockholder vote; (ii) any disposition of assets for which Delaware law requires a stockholder vote; and (iii) any dissolution of Pioneer for which Delaware law requires a stockholder vote.


     The holders of Exchangeable Shares will have the right to submit stockholder proposals to the Trustee and the Trustee will agree pursuant to the Voting and Exchange Trust Agreement to submit any such proposals to Pioneer. Such stockholder proposals may be considered at any meeting of Pioneer at which the holders of Pioneer Common Stock are entitled to submit stockholder proposals. Pioneer will agree pursuant to the Voting and Exchange Trust Agreement to accept all stockholder proposals submitted by the Trustee provided that not more than one proposal is submitted by the Trustee on behalf of any one holder of Exchangeable Shares.


     So long as any Exchangeable Shares are outstanding, the number of shares comprising the Special Preferred Voting Stock will not be increased or decreased, and no other term of the Special Preferred Voting Stock may be amended, except upon the approval of the holder of the Voting Share.

     Conversion. The Voting Share is not convertible into any other class or series of the capital stock of Pioneer or into cash, property or other rights.

     Redemption. The Voting Share may not be redeemed, except at such time as no Exchangeable Shares shall be outstanding, in which case, the Voting Share shall be automatically redeemed. The redemption price due and payable upon such automatic redemption will be equal to a $1.00 liquidation preference. The Voting Share will be deemed retired and will be canceled upon any purchase or other acquisition thereof by Pioneer. After such cancellation, the Voting Share may not be reissued or otherwise disposed of by Pioneer.

     Liquidation. The Voting Share will rank prior to each share of Pioneer Common Stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of Pioneer. In the event of any such liquidation, dissolution or winding-up, the holder of the Voting Share will be entitled to receive, before any distribution to the holders of Pioneer Common Stock, but only after the liquidation preference of any other shares of preferred stock of Pioneer has been paid in full, a liquidation preference equal to $1.00.

     Certain Covenants of Pioneer. For so long as the Voting Share is outstanding, Pioneer will: (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of Pioneer associated therewith, and
(ii) not amend, alter or repeal the terms and conditions of the Special Preferred Voting Stock, except with the approval of the holder of the Voting Share.

     For a more detailed description of Pioneer's Special Preferred Voting Stock and the Voting Share, see the terms and conditions thereof set forth on Exhibit
3.3 to the Registration Statement of which this Prospectus is a part. See also "-- Voting and Exchange Trust Agreement."

  Certain Provisions of the Certificate of Incorporation and Bylaws

     The Pioneer Board is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause. In general, the Pioneer Board, not the stockholders, has the right to appoint persons to fill vacancies on the Pioneer Board.

     The amended and restated certificate of incorporation of Pioneer (the "Pioneer Restated Certificate") contains a "fair price" provision that requires the affirmative vote of the holders of least 80% of Pioneer's voting stock and the affirmative vote of at least 66 2/3% of Pioneer's voting stock not owned, directly or indirectly, by a Pioneer Related Person (as defined below) to approve any merger, consolidation, sale or lease of all or substantially all of Pioneer's assets, or certain other transactions involving a Pioneer Related Person. For purposes of this fair price provision, a "Pioneer Related Person" is any person beneficially owning 10% or more of the voting power of the outstanding capital stock of Pioneer who is a party to the transaction at issue. The voting requirement is not applicable to certain transactions, including those that are approved by Pioneer's Continuing Directors (as defined in the Pioneer Restated Certificate) or that meet certain "fair price" criteria contained in the Pioneer Restated Certificate.


     The Pioneer Restated Certificate further provides that stockholders may act only at annual or special meetings of stockholders and not by written consent, that special meetings of stockholders may be called only by the Pioneer Board, and that only business proposed by the Pioneer Board may be considered at special meetings of stockholders.


     The Pioneer Restated Certificate also provides that the only business (including election of directors) that may be considered at an annual meeting of stockholders, in addition to business proposed (or persons nominated to be directors) by the directors of Pioneer, is business proposed (or persons nominated to be directors) by stockholders who comply with the notice and disclosure requirements set forth in the Pioneer Restated Certificate. In general, the Pioneer Restated Certificate requires that a stockholder give Pioneer notice of proposed business or nominations no later than 60 days before the annual meeting of stockholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) 10 days after the first public notice of the annual meeting is sent to common stockholders. In general, the notice must also contain information about the stockholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The stockholder also must submit a notarized letter from each of his nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

     The Pioneer Restated Certificate also restricts the ability of stockholders to interfere with the powers of the Board of Directors in certain specified ways, including the constitution and composition of committees and the election and removal of officers.


     The Pioneer Restated Certificate provides that approval by the holders of at least 66 2/3% of the outstanding Pioneer voting stock is required to amend the provisions of the Pioneer Restated Certificate discussed above and certain other provisions, except that (a) approval by the holders of at least 80% of the outstanding Pioneer voting stock together with approval by the holders of at least 66 2/3% of the outstanding voting stock not owned, directly or indirectly, by the Related Person, is required to amend the fair price provisions, and (b) approval of the holders of at least 80% of the outstanding voting stock is required to amend the provisions prohibiting stockholders from acting by written consent.

  Delaware Anti-Takeover Statute

     Pioneer is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of Pioneer's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with Pioneer for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Pioneer Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of Pioneer voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of Pioneer and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Pioneer Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding Pioneer voting stock not owned by the interested stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one or certain extraordinary transactions involving Pioneer and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of Pioneer's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

CHAUVCO SHARE CAPITAL

     The share capital of Chauvco after the Effective Time (as defined below) will consist of one class of common shares, unlimited in number, and all of such shares which are issued and outstanding shall be held by Pioneer Canada. The "Effective Time" means 12:01 a.m. (Calgary time) on the "Effective Date", which means the date shown on the certificate of amendment issued by the Registrar under the Business Corporations Act (Alberta) giving effect to the Arrangement.

PIONEER CANADA SHARE CAPITAL


     The share capital of Pioneer Canada after the Effective Time will have the rights and preferences summarized below. Such summary is qualified in its entirety by reference to the Plan of Arrangement and the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (the "Exchangeable Share Provisions") which are Exhibits 2.3 and 3.4, respectively, to the Registration Statement of which this Prospectus is a part.


     Pioneer Canada Common Voting Shares. The holders of common voting shares of Pioneer Canada ("Pioneer Canada Common Voting Shares") will be entitled to receive notice of and to attend all meetings of the shareholders of Pioneer Canada and will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of Pioneer Canada Common Voting Shares. The holders of Pioneer Canada Common Voting Shares will be entitled to receive such dividends as may be declared by the Pioneer Canada board of directors out of funds legally available therefor. Holders of Pioneer Canada Common Voting Shares will be entitled upon any liquidation, dissolution or winding-up of Pioneer Canada, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to the Pioneer Canada Common Voting Shares, to receive the remaining property and assets of Pioneer Canada.

  Exchangeable Shares of Pioneer Canada

     Ranking. The Exchangeable Shares will rank prior to the Pioneer Canada Common Voting Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Pioneer Canada.

     Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equivalent to dividends paid from time to time by Pioneer on shares of Pioneer Common Stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the Pioneer Common Stock.

     Certain Restrictions. Without the approval of the holders of the Exchangeable Shares, Pioneer Canada will not:

          (a) pay any dividend on the Pioneer Canada Common Voting Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in such other shares ranking junior to the Exchangeable Shares;

          (b) redeem, purchase or make any capital distribution in respect of Pioneer Canada Common Voting Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of Pioneer Canada ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

          (d) issue any Exchangeable Shares or any other shares of Pioneer Canada ranking equally with, or superior to, the Exchangeable Shares other than by stock dividends to the holders of the Exchangeable Shares or as contemplated in the Support Agreement to be entered into between Pioneer and Pioneer Canada (the "Support Agreement"); or

          (e) amend the articles or bylaws of Pioneer Canada.

     The restrictions in (a), (b) and (c) above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared on the Pioneer Common Stock have been declared and paid in full.

     Liquidation. In the event of the liquidation, dissolution or winding-up of Pioneer Canada a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of Pioneer Common Stock, together with a cash amount equivalent to the full amount of all unpaid dividends on the Exchangeable Shares. See "-- Voting and Exchange Trust Agreement."

     Retraction of Exchangeable Shares by Holders. A holder of Exchangeable Shares will be entitled at any time to require Pioneer Canada to retract (i.e., require Pioneer Canada to redeem) any or all of the Exchangeable Shares held by such holder for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all unpaid dividends thereon, which shall be delivered to the retracting holder on the retraction date specified by the holder (which shall not be less than three nor more than ten business days after the date on which Pioneer Canada receives the retraction request from the holder).

     If, as a result of liquidity or solvency provisions of applicable law, Pioneer Canada is not permitted to redeem all Exchangeable Shares tendered by a retracting holder, Pioneer Canada will redeem only those Exchangeable Shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to such provisions of applicable law. The holder of any Exchangeable Shares not redeemed by Pioneer Canada will be deemed to have required Pioneer to purchase such unretracted shares in exchange for Pioneer Common Stock, plus an additional amount equivalent to the full amount of all unpaid dividends thereon, on the retraction date pursuant to the optional Exchange Rights (as defined herein). See "-- Voting and Exchange Trust Agreement."

     Redemption of Exchangeable Shares. Subject to Pioneer's Redemption Call Right (as defined below), on the Automatic Redemption Date (as defined below) Pioneer Canada will redeem all but not less than all of the then outstanding Exchangeable Shares for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all unpaid dividends thereon. Pioneer Canada shall, at least 120 days prior to the Automatic Redemption Date, provide the registered holders of the Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares.

     "Automatic Redemption Date" means the fifth anniversary of the date of the first issuance of Exchangeable Shares unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors of Pioneer Canada, but not later than December 31, 2005 or (b) such date shall be accelerated at any time to a specified earlier date (but no earlier than the third anniversary of the first issuance of Exchangeable Shares) by the Board of Directors of Pioneer Canada if at such time there are issued and outstanding less than 5% of the number of Exchangeable Shares initially issued and outstanding pursuant to the Plan of Arrangement (other than Exchangeable Shares held by Pioneer and its subsidiaries) and as such number of shares may be adjusted as deemed appropriate by the Board of Directors of Pioneer Canada to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

     Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or attend any meeting of the shareholders of Pioneer Canada or to vote at any such meeting.

     Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast thereon (other than shares beneficially owned by Pioneer or entities controlled by Pioneer) at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 50% of the then outstanding Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time not less than 10 days later as may be determined at the original meeting and the holders of Exchangeable Shares present or represented by proxy at the adjourned meeting may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than two-thirds of the votes cast thereon will constitute the approval or consent of the holders of the Exchangeable Shares.

     Actions of Pioneer Canada under Support Agreement. Under the Exchangeable Share Provisions, Pioneer Canada will agree to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by Pioneer with its obligations under, the Support Agreement.

SUPPORT AGREEMENT


     The following is a summary description of the material provisions of the Support Agreement and is qualified in its entirety by reference to the full text of the Support Agreement, which is Exhibit 2.4 to the Registration Statement of which this Prospectus is a part.



     Under the Support Agreement, Pioneer will agree that: (i) it will not declare or pay dividends on the Pioneer Common Stock unless Pioneer Canada is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares; (ii) it will cause Pioneer Canada to declare and pay an equivalent dividend on the Exchangeable Shares simultaneously with Pioneer's declaration and payment of dividends on the Pioneer Common Stock; (iii) it will take all actions and do all things necessary to ensure that Pioneer Canada is able to provide to the holders of the Exchangeable Shares the equivalent number of shares of Pioneer Common Stock in the event of a liquidation, dissolution, or winding-up of Pioneer Canada, a Retraction Request (as defined herein) by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares of Pioneer Canada; and (iv) it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Pioneer Canada.

     The Support Agreement also provides that, without the prior approval of Pioneer Canada and the holders of the Exchangeable Shares, Pioneer will not distribute additional shares of Pioneer Common Stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of Pioneer Common Stock, nor change the Pioneer Common Stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Pioneer Common Stock, unless the same or an equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously.


     Pioneer will agree that so long as there remain outstanding any Exchangeable Shares not owned by Pioneer or any entity controlled by Pioneer, Pioneer will remain the beneficial owner, directly or indirectly, of all outstanding shares of Pioneer Canada other than the Exchangeable Shares. In addition, the Support Agreement obligates Pioneer to nominate Messrs. James Baroffio and Guy J. Turcotte to the board of directors of Pioneer in accordance with the same terms as the Combination Agreement.


     With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Pioneer and Pioneer Canada is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.


     Under the Support Agreement, Pioneer will agree not to exercise any voting rights attached to the Exchangeable Shares owned by it or any entity controlled by it on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).


VOTING AND EXCHANGE TRUST AGREEMENT


     The following is a summary description of the material provisions of the Voting and Exchange Trust Agreement and is qualified in its entirety by reference to the full text of the Voting and Exchange Trust Agreement which is
Exhibit 2.5 to the Registration Statement of which this Prospectus is a part. Under the terms of the Voting and Exchange Trust Agreement, Pioneer will issue and grant to the Trustee the (i) rights of the holders of Exchangeable Shares to direct the voting of the Voting Share in accordance with the Voting and Exchange Trust Agreement (the "Voting Rights") and (ii) the Automatic Exchange Rights (as defined below) and the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require Pioneer to purchase Exchangeable Shares from the holders hereof in exchange for shares of Pioneer Common Stock upon the occurrence of a Pioneer Canada Insolvency Event (as defined herein). "Automatic Exchange Rights" means the rights granted to the Trustee for the benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to automatically exchange the Exchangeable Shares for shares of Pioneer Common Stock upon a Pioneer Liquidation Event (as defined herein).


     Voting Rights. Under the Voting and Exchange Trust Agreement, Pioneer will issue the Voting Share to the Trustee for the benefit of the holders (other than Pioneer and its subsidiaries) of the Exchangeable Shares. The Voting Share will carry a number of votes, exercisable at any meeting at which Pioneer Stockholders are entitled to vote, equal to the number of outstanding Exchangeable Shares (other than shares held by Pioneer and its subsidiaries). With respect to any written consent sought from the Pioneer Stockholders, each vote attached to the Voting Share will be exercisable in the same manner as set forth above.

     Each holder of an Exchangeable Share on the record date for any meeting at which Pioneer Stockholders are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the Voting Share for such Exchangeable Share. The Trustee will exercise each vote attached to the Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the Voting Share to which the holder is entitled.

     The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Pioneer Stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Voting Share, at the same time as Pioneer sends such notice and materials to the Pioneer Stockholders. The Trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by Pioneer to the Pioneer Stockholders at the same time as such materials are sent to the Pioneer Stockholders. To the extent such materials are provided to the Trustee by Pioneer, the Trustee will also send to the holders all materials sent by third parties to Pioneer Stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Pioneer Stockholders.

     All rights of a holder of Exchangeable Shares to exercise votes attached to the Voting Share will cease upon the exchange of all such holder's Exchangeable Shares for shares of Pioneer Common Stock.

     Exchange Rights. Under the Voting and Exchange Trust Agreement, Pioneer will grant the Exchange Rights (as defined below) to the Trustee for the benefit of the holders of the Exchangeable Shares. "Exchange Rights" means the Automatic Exchange Rights and the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require Pioneer to purchase Exchangeable Shares from the holders thereof in exchange for shares of Pioneer Common Stock upon the occurrence of a Pioneer Canada Insolvency Event.

     Optional Exchange Right. Upon the occurrence and during the continuance of a Pioneer Canada Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Trustee to exercise the optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring Pioneer to purchase such Exchangeable Shares from the holder. Immediately upon the occurrence of a Pioneer Canada Insolvency Event or any event which may with the passage of time or the giving of notice become a Pioneer Canada Insolvency Event, Pioneer Canada and Pioneer will give written notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will notify each holder of Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the optional Exchange Right. "Pioneer Canada Insolvency Event" means any insolvency or bankruptcy proceeding instituted by or against Pioneer Canada, including any such proceeding under the Companies' Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the admission in writing by Pioneer Canada of its inability to pay its debts generally as they become due and the inability of Pioneer Canada, as a result of solvency requirements of applicable law, to redeem any Exchangeable Shares tendered for retraction.

     The consideration for each Exchangeable Share to be acquired under the optional Exchange Right will be one share of Pioneer Common Stock plus an additional amount equivalent to the full amount of all dividends declared and unpaid on the Exchangeable Share.

     If, as a result of liquidity or solvency provisions of applicable law, Pioneer Canada is unable to redeem all of the Exchangeable Shares tendered for retraction by a holder in accordance with the Exchangeable Share Provisions, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and Pioneer will be required to purchase such shares from the holder in the manner set forth above.

     Automatic Exchange Right. In the event of a Pioneer Liquidation Event, Pioneer will be required to acquire each outstanding Exchangeable Share by exchanging one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares. "Pioneer Liquidation Event" means
(i) any determination by the Pioneer Board to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Pioneer or to effect any other distribution of assets of Pioneer among its stockholders for the purpose of winding up its affairs; or (ii) immediately upon the earlier of (A) receipt by Pioneer of notice of, and (B) Pioneer becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Pioneer or to effect any other distribution of assets of Pioneer among its stockholders for the purpose of winding-up its affairs.

DELIVERY OF PIONEER COMMON STOCK

     Pioneer will ensure that all shares of Pioneer Common Stock to be delivered by it under the Support Agreement or on the exercise of the Exchange Rights under the Voting and Exchange Trust Agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required so that such shares may be freely traded by the holder thereof (other than any restriction on transfer by reason of a holder being a "control person" of Pioneer for purposes of Canadian law or an "affiliate" of Pioneer for purposes of United States law). In addition, Pioneer will take all actions necessary to cause all such shares of Pioneer Common Stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of Pioneer Common Stock are then listed or quoted for trading.

CALL RIGHTS


     The following description of (i) the right of Pioneer, in the event of a proposed liquidation, dissolution or winding-up of Pioneer Canada, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the effective date of any such liquidation, dissolution or winding-up in exchange for shares of Pioneer Common Stock pursuant to the Plan of Arrangement (the "Liquidation Call Right"), (ii) the right of Pioneer to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of Pioneer Common Stock pursuant to the Plan of Arrangement (the "Redemption Call Right") and (iii) the overriding right of Pioneer, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date (as defined herein) the Exchangeable Shares tendered for retraction in exchange for shares of Pioneer Common Stock pursuant to the Exchangeable Share Provisions (the "Retraction Call Right", and, together with the Liquidation Call Right and the Redemption Call Right, the "Call Rights"), is qualified in its entirety by reference to the full text of the Plan of Arrangement and the Exchangeable Share Provisions, which are attached as Exhibits 2.3. and 3.4, respectively, to the Registration Statement of which this Prospectus is a part.



     In the circumstances described below, Pioneer will have certain overriding rights to acquire Exchangeable Shares from holders thereof for one share of Pioneer Common Stock for each Exchangeable Share acquired, plus an amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares. Different Canadian federal income tax consequences to a holder of Exchangeable Shares may arise depending upon whether the Call Rights are exercised by Pioneer or whether the relevant Exchangeable Shares are redeemed by Pioneer Canada pursuant to the Exchangeable Share Provisions in the absence of the exercise by Pioneer of the Call Rights. See "Income Tax Considerations -- Canadian Federal Income Tax Considerations."


     Retraction Call Right. Pursuant to the Exchangeable Share Provisions, a holder requesting Pioneer Canada to redeem the Exchangeable Shares will be deemed to offer such shares to Pioneer, and Pioneer will have an overriding Retraction Call Right to acquire all but not less than all of the Exchangeable Shares that the holder has requested Pioneer Canada to redeem in exchange for one share of Pioneer Common Stock for each Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends thereon.

     At the time of a Retraction Request by a holder of Exchangeable Shares, Pioneer Canada will immediately notify Pioneer. Pioneer must then advise Pioneer Canada within two business days as to whether Pioneer will exercise the Retraction Call Right. If Pioneer does not advise Pioneer Canada within such two business day period, Pioneer Canada will notify the holder as soon as possible thereafter that Pioneer will not exercise the Retraction Call Right. A holder may revoke his or her Retraction Request, at any time prior to the close of business on the business day preceding the Retraction Date in which case the holder's Exchangeable Shares will neither be purchased by Pioneer nor redeemed by Pioneer Canada. If the holder does not revoke his or her Retraction Request, on the Retraction Date the Exchangeable Shares that the holder has requested Pioneer Canada to redeem will be acquired by Pioneer (assuming Pioneer exercises its Retraction Call Right) or redeemed by Pioneer Canada, as the case may be, in each case for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares.

     Liquidation Call Right. Pursuant to the Plan of Arrangement, Pioneer will be granted an overriding Liquidation Call Right, in the event of and notwithstanding a proposed Pioneer Canada Insolvency Event, to acquire all but not less than all of the Exchangeable Shares then outstanding in exchange for Pioneer Common Stock and, upon the exercise by Pioneer of the Liquidation Call Right, the holders thereof will be obligated to transfer such shares to Pioneer. The acquisition by Pioneer of all of the outstanding Exchangeable Shares upon the exercise of the Liquidation Call Right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of Pioneer Canada.

     Redemption Call Right. Pursuant to the Plan of Arrangement, Pioneer will be granted an overriding Redemption Call Right, notwithstanding the proposed automatic redemption of the Exchangeable Shares by Pioneer Canada pursuant to the Exchangeable Share Provisions, to acquire on the Automatic Redemption Date all but not less than all of the Exchangeable Shares then outstanding in exchange for Pioneer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares and, upon the exercise by Pioneer of the Redemption Call Right, the holders thereof will be obligated to transfer such shares to Pioneer.


     Effect of Call Right Exercise. If Pioneer exercises one or more of its Call Rights, it will directly issue shares of Pioneer Common Stock to holders of Exchangeable Shares and will become the holder of such Exchangeable Shares. Pioneer will not be entitled to exercise any voting rights attached to the Exchangeable Shares it so acquires. If Pioneer declines to exercise its Call Rights when applicable, it will be required, pursuant to the Support Agreement, to issue shares of Pioneer Common Stock to Pioneer Canada which will, in turn, transfer such stock to the holders of Exchangeable Shares in consideration for the return and cancellation of such Exchangeable Shares. The tax consequences resulting from Pioneer's exercise of one or more of the Call Rights are discussed in "Income Tax Considerations -- Canadian Federal Income Tax Considerations," which includes a discussion of deemed dividends and Part VI.1 tax.


                              PLAN OF DISTRIBUTION

EXCHANGEABLE SHARES

     Pursuant to the terms of the Combination Agreement, Pioneer Canada will acquire all the outstanding Chauvco Common Shares, other than Chauvco Common Shares held by holders who properly exercised their rights of dissent and are ultimately entitled to be paid fair value for their shares, in an arrangement subject to the approval by the Court of Queen's Bench of Alberta pursuant to
Part 15 of the Business Corporations Act (Alberta). At the Effective Time, each existing holder of Chauvco Common Shares will automatically transfer each Chauvco Common Share such holder holds to Pioneer Canada in consideration for
(i) a number of shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, determined in accordance with an agreed-upon exchange ratio (the "Exchange Ratio") and, in certain cases, based upon such holder's election, and (ii) one common share ("CRI Share") of Chauvco Resources International Ltd. ("CRI"), a wholly-owned subsidiary of Chauvco which will have its principal properties, operations and oil reserves located in Gabon, central west Africa. Only holders resident in Canada may elect to receive Exchangeable Shares, and such holders may elect to have their Chauvco Common Shares transferred for a combination of shares of Pioneer Common Stock and Exchangeable Shares. In addition, each existing holder of options to purchase Chauvco Common Shares who has not exercised its right of dissent in accordance with Article 3 of the Plan of Arrangement will automatically transfer to Pioneer Canada each Chauvco option such holder holds in consideration for (i) one CRI Share and (ii) a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio and in accordance with the holder's election of whether or not to pay the exercise price of such Chauvco option in cash. In certain circumstances, Pioneer has the right to cause Pioneer Canada to deliver fewer shares of Pioneer Common Stock and Exchangeable Shares and to pay cash to the Chauvco shareholders and to Chauvco optionholders. As a result of the Arrangement, Chauvco will become a wholly-owned subsidiary of Pioneer Canada, and CRI will be transferred to Chauvco's shareholders and optionholders.

     Pioneer Common Stock may be issued to holders of Exchangeable Shares as follows: (i) holders of Exchangeable Shares may require at any time that such shares be exchanged for an equivalent number of shares of Pioneer Common Stock plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares (see "-- Procedures for Issuance of Pioneer Common Stock -- Exchange and Call Right"); (ii) subject to applicable law and the Redemption Call Rights of Pioneer described below, Pioneer Canada must redeem such Exchangeable Shares on the Automatic Redemption Date by exchanging therefor an equal number of shares of Pioneer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares (see "-- Procedures for Issuance of Pioneer Common
Stock -- Exchange and Call Right"); (iii) upon the occurrence of a Pioneer Canada Insolvency Event, holders of Exchangeable Shares may elect to, or, in the case of Pioneer's exercise of the Liquidation Call Right, will be obligated to, exchange such Exchangeable Shares for shares of Pioneer Common Stock (see
"-- Procedures for Issuance of Pioneer Common Stock -- Liquidation Rights of Holders of Exchangeable Shares"); and (iv) upon the occurrence of a Pioneer Liquidation Event, Pioneer will be required to acquire each outstanding Exchangeable Share by exchanging one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares (see "-- Procedures for Issuance of Pioneer Common Stock -- Liquidation Rights of Holders of Exchangeable Shares").

PROCEDURES FOR ISSUANCE OF PIONEER COMMON STOCK

     Exchange and Call Right. Holders of the Exchangeable Shares will be entitled at any time following the Effective Time to retract (i.e., require Pioneer Canada to redeem) any or all such Exchangeable Shares owned by them and to receive an equivalent number of shares of Pioneer Common Stock plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares. Holders of the Exchangeable Shares may effect such retraction by presenting a certificate or certificates to Pioneer Canada or its transfer agent representing the number of Exchangeable Shares the holder desires to retract together with a duly executed statement in the form of Exhibit A to the Exchangeable Share Provisions or in such other form as may be acceptable to Pioneer Canada (the "Retraction Request") specifying the number of Exchangeable Shares the holder wishes to retract and the date upon which the holder desires to receive the Pioneer Common Stock, which must be between three and 10 business days after the request is received by Pioneer Canada (the "Retraction Date"), and such other documents as may be required to effect the retraction of the Exchangeable Shares.

     Upon receipt of the Exchangeable Shares, the Retraction Request and other required documentation from the holder thereof, Pioneer Canada must immediately notify Pioneer of such Retraction Request. Pioneer will thereafter have two business days in which to exercise the Retraction Call Right to purchase all of the Exchangeable Shares submitted by the holder thereof by the delivery of an equivalent number of shares of Pioneer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares to the transfer agent for delivery to such holder on the Retraction Date. In the event Pioneer determines not to exercise its Retraction Call Right and provided that the Retraction Request is not revoked in accordance with the Exchangeable Share Provisions, Pioneer Canada is obligated to deliver to the holder the number of shares of Pioneer Common Stock equal to the number of Exchangeable Shares submitted by the holder for retraction and payment of an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares by the Retraction Date.

     Subject to applicable law and the Redemption Call Rights of Pioneer described below, on the Automatic Redemption Date, Pioneer Canada must redeem all but not less than all of the then outstanding Exchangeable Shares in exchange for an equal number of shares of Pioneer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares. Notwithstanding any proposed redemption of the Exchangeable Shares of Pioneer Canada, Pioneer will have the overriding right to purchase on the Automatic Redemption Date all but not less than all of the then outstanding Exchangeable Shares in exchange for one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share. Pioneer Canada shall, at least 120 days before the Automatic

Redemption Date, provide the registered holders of Exchangeable Shares with written notice of the proposed redemption or purchase of the Exchangeable Shares by Pioneer Canada or Pioneer, as the case may be. For a more detailed description of the Exchange Rights and the Call Rights in connection with the Exchangeable Shares, see "Description of Capital Stock -- Pioneer Canada Share Capital -- Exchangeable Shares of Pioneer Canada," "-- Voting and Exchange Trust Agreement -- Exchange Rights" and "-- Call Rights."

     Effect of Call Right Exercise. If Pioneer exercises one or more of its Call Rights, it will directly issue shares of Pioneer Common Stock to holders of Exchangeable Shares and will become the holder of such Exchangeable Shares. Pioneer will not be entitled to exercise any voting rights attached to the Exchangeable Shares it so acquires. If Pioneer declines to exercise its Call Rights when applicable, it will be required, pursuant to the Support Agreement, to issue Pioneer Common Stock to Pioneer Canada which will, in turn, transfer such stock to the holders of Exchangeable Shares in consideration for the return and cancellation of such Exchangeable Shares. The tax consequences resulting from Pioneer's exercise of one or more of the Call Rights are discussed in "Income Tax Considerations -- Canadian Federal Income Tax Considerations," which includes a discussion of deemed dividends and Part VI.1 tax.

     Upon the occurrence of a Pioneer Canada Insolvency Event, holders of the Exchangeable Shares will have preferential rights to receive from Pioneer one share of Pioneer Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share. In the event of a proposed Pioneer Canada Insolvency Event, Pioneer will have the right to purchase all of the outstanding Exchangeable Shares from the holders thereof at the effective time of any such liquidation, dissolution, or winding up in exchange for one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share.

     Upon the occurrence of a Pioneer Liquidation Event, in order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of Pioneer Common Stock, each holder of Exchangeable Shares will automatically receive in exchange therefor an equivalent number of shares of Pioneer Common Stock, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on such Exchangeable Shares. For a more detailed description of the Exchange Rights and the Call Rights in connection with the Exchangeable Shares, see "Description of Capital Stock -- Voting and Exchange Trust Agreement."

                           INCOME TAX CONSIDERATIONS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of MacKimmie Matthews, Canadian tax counsel for Pioneer Canada, the following is a summary of the principal Canadian federal income tax considerations generally applicable to the holders of Exchangeable Shares (the "Pioneer Canada Shareholders") who, for purposes of the Canadian Tax Act, will hold their Exchangeable Shares and shares of Pioneer Common Stock as capital property and deal at arm's length with Pioneer and Pioneer Canada. This summary does not apply to a holder with respect to whom Pioneer is a foreign affiliate within the meaning of the Canadian Tax Act.

     All Pioneer Canada Shareholders should consult their own tax advisors as to whether, as a matter of fact, they hold their Exchangeable Shares and shares of Pioneer Common Stock as capital property for the purposes of the Canadian Tax Act. In addition, the mark-to-market rules contained in the Canadian Tax Act relating to financial institutions (including certain financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing) will deem such financial institutions not to hold their Exchangeable Shares and shares of Pioneer Common Stock as capital property for purposes of the Canadian Tax Act. Pioneer Canada Shareholders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of the mark-to-market rules.

     This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder, the current provisions of the Canada-United States Income Tax Convention, 1980, as amended (the "Tax

Treaty"), and Canadian tax counsel's understanding of the current administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). This summary takes into account the amendments to the Canadian Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in their present form. However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all.

     Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

     WHILE THIS SUMMARY IS INTENDED TO ADDRESS ALL PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS, IT IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PIONEER CANADA SHAREHOLDER. THEREFORE, EACH PIONEER CANADA SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISORS WITH RESPECT TO SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES. NO ADVANCE INCOME TAX RULING HAS BEEN OBTAINED FROM REVENUE CANADA TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE TRANSACTIONS DESCRIBED HEREIN.

     For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of shares of Pioneer Common Stock, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

  Pioneer Canada Shareholders Resident in Canada

     The following portion of the summary is applicable to Pioneer Canada Shareholders who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada.

     Dividends Paid on Exchangeable Shares. A shareholder who is an individual will include dividends received or deemed to be received on the Exchangeable Shares in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     Subject to the special rules described below, in the case of a shareholder that is a corporation, dividends received or deemed to be received on the Exchangeable Shares will normally be deductible in computing its taxable income. A shareholder that is a "private corporation" (as defined in the Canadian Tax
Act), or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

     Special rules will apply to certain corporations that receive dividends on the Exchangeable Shares:

          (a) In the case of a shareholder that is a "specified financial institution" under the Canadian Tax Act, a dividend received on its Exchangeable Shares will be deductible in computing its taxable income only if either:

             (i) the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by such institution; or

             (ii) at the time of the receipt of the dividend by the specified financial institution, the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding Exchangeable Shares.

          (b) If Pioneer Canada or any person with whom Pioneer Canada does not deal at arm's length is a specified financial institution when a dividend is paid on an Exchangeable Share, then dividends received or deemed to be received by a shareholder that is a corporation may not be deductible in computing taxable income but, instead, may be fully included in taxable income under Part I of the Canadian Tax Act. Pioneer Canada has informed Canadian tax counsel that it is of the view that neither it nor any person with whom it does not deal at arm's length is a specified financial institution at the current time, but there can be no assurances that this status will not change prior to any dividend which is received or deemed to be received by a corporate shareholder.

     The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, Pioneer Canada will be subject to a 66 2/3% tax under Part VI.1 of the Canadian Tax Act on dividends, other than excluded dividends, paid or deemed to be paid on the Exchangeable Shares. Dividends received or deemed to be received on the Exchangeable Shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act applicable to certain corporations.

     In the event the United States Internal Revenue Service (the "IRS") imposes U.S. withholding tax with respect to dividends paid on the Exchangeable Shares as set out in "-- United States Federal Income Tax Considerations -- Non-U.S. Holders -- Dividends," it is unlikely that a Canadian resident Pioneer Canada Shareholder will be entitled to a foreign tax credit in Canada with respect to such U.S. withholding tax.

     Redemption or Exchange of Exchangeable Shares. The disposition of an Exchangeable Share for a share of Pioneer Common Stock will be a taxable transaction. A disposition can occur as a redemption by Pioneer Canada or as an acquisition by Pioneer. The Canadian federal income tax consequences of a redemption differ from those of an acquisition. A holder exercising the right of retraction in respect of an Exchangeable Share cannot control whether the share will be acquired by Pioneer under the Retraction Call Right or redeemed by Pioneer Canada if the Retraction Call Right is not exercised; however, a holder who exercises the right of retraction will be notified if the Retraction Call Right will not be exercised by Pioneer and the holder may cancel the Retraction Request and retain the Exchangeable Share.

     The following explains the tax treatment to a holder of an Exchangeable Share on a redemption by Pioneer Canada or an acquisition by Pioneer.

     (a) Redemption of Exchangeable Shares by Pioneer Canada. On a redemption (including a retraction) of an Exchangeable Share by Pioneer Canada, a portion of the redemption proceeds may be deemed to be a dividend received by the holder. The deemed dividend is calculated as the amount, if any, by which the redemption proceeds exceeds the paid-up capital at that time of the Exchangeable Share. The deemed dividend is subject to the tax treatment accorded to dividends described above. Pioneer Canada is required to calculate the deemed dividend and report the amount to the holder of the Exchangeable Share. The holder of the Exchangeable Share may also have a capital gain or capital loss as a result of the redemption to the extent that the proceeds of disposition of the Exchangeable Share, less any reasonable cost of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. The holder of the Exchangeable Share is considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of the deemed dividend. In the case of a shareholder that is a corporation, in some circumstances the amount of any deemed dividend may be treated as proceeds of disposition, and not as a dividend, for purposes of calculating a capital gain. Three-quarters of any capital gain (referred to in the Canadian Tax Act as a "taxable capital gain") must be included in income and three-quarters of any capital loss (referred to in the Canadian Tax Act as an "allowable capital loss") may generally be used to offset taxable capital gains in the year the loss arises, in any of the three prior years or in any subsequent year.

     A Pioneer Canada Shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of

6 2/3% on its "aggregate investment income" for the year, which is defined to include taxable capital gains (but not dividends or deemed dividends deductible in computing taxable income).

     If a Pioneer Canada Shareholder is a corporation, the amount of any capital loss arising from a disposition of Exchangeable Shares may be reduced by the amount of dividends received or deemed to have been received by it on the Exchangeable Shares previously owned by such holder, to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares.

     Capital gains realized by a Pioneer Canada Shareholder who is an individual may be subject to an alternative minimum tax. The Canadian Tax Act provides that the tax payable by individuals (other than certain trusts) is the greater of the tax otherwise determined and an alternative minimum tax. For purposes of computing the alternative minimum tax, one-quarter of all capital gains are added back to the individual's income as otherwise determined.

     (b) Acquisition of Exchangeable Shares by Pioneer. On the acquisition of an Exchangeable Share by Pioneer, the holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Share, less any reasonable cost of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. A holder will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above. The acquisition of an Exchangeable Share by Pioneer will not result in a deemed dividend to the holder of the Exchangeable Share.

     The redemption proceeds in the case of a redemption by Pioneer Canada and the proceeds of disposition in the case of an acquisition by Pioneer will be the fair market value of a share of Pioneer Common Stock at the time of the disposition plus the amount of all declared but unpaid dividends on the Exchangeable Share.

     The cost base of a share of Pioneer Common Stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of the share of Pioneer Common Stock at the time of such event.

     The following example illustrates the different treatment for a redemption by Pioneer Canada and an acquisition by Pioneer, assuming hypothetically that the fair market value of the Pioneer Common Stock at the time of an exchange is $50.00, the Exchangeable Shares have a paid-up capital at that time of $5.00 per share and the adjusted cost base to the holder of the Exchangeable Share is $10.00.

                                                              REDEMPTION    ACQUISITION
                                                              ----------    -----------
Exchange Consideration......................................    $50.00        $50.00
Deemed Dividend(a)..........................................     45.00           (b)
Proceeds of Disposition for capital gains purposes..........      5.00         50.00
Adjusted Cost Base..........................................     10.00         10.00
                                                                ------        ------
Capital Gain (Capital Loss)(a)..............................    $(5.00)       $40.00
                                                                ======        ======

---------------

(a) These line items (being the deemed dividend and the capital gain (or capital loss)) must be reported by the former holder of the Exchangeable Share.

(b) There is no deemed dividend in the case of an acquisition of the Exchangeable Shares by a person other than Pioneer Canada.

     Dividends on Pioneer Common Stock. Dividends paid on shares of Pioneer Common Stock will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A corporation which is a shareholder will include such dividends in computing its taxable income. United States withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act. Special considerations may also apply to the receipt of dividends by a Canadian resident corporate shareholder at a time when Pioneer is a "foreign affiliate" of the shareholder within the meaning of the Canadian Tax Act.

     Disposition of Pioneer Common Stock. A disposition or deemed disposition of a share of Pioneer Common Stock by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the share. Such holders will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above.

  Eligibility for Investment

     Qualified Investments. Provided the Exchangeable Shares and the shares of Pioneer Common Stock are listed on a prescribed stock exchange (which currently includes the TSE and the NYSE), such securities will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. The Voting Rights and Exchange Rights will not be qualified investments under the Canadian Tax Act. However, Pioneer Canada is of the view that the fair market value of these rights is nominal.

     Foreign Property. Provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and Pioneer Canada continues to maintain a substantial presence in Canada, the Exchangeable Shares will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. Pioneer Canada will be considered to have a substantial presence in Canada if it satisfies certain asset tests or if it maintains an office in Canada and Pioneer Canada, or a corporation controlled by it, employs more than five employees in Canada full time in the active conduct of a business, other than an investment activity or a business carried on through a partnership of which the corporation is not a majority interest partner. Pioneer Canada has informed Canadian tax counsel that following the Arrangement, Pioneer Canada will satisfy this substantial presence test and expects that it will continue to satisfy the test.

     The shares of Pioneer Common Stock will be foreign property under the Canadian Tax Act as will the Voting Rights and Exchange Rights.

  Pioneer Canada Shareholders Not Resident in Canada

     The following portion of the summary is applicable to Pioneer Canada Shareholders who, for purposes of the Canadian Tax Act, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Exchangeable Shares or will hold shares of Pioneer Common Stock and to whom such shares are not "taxable Canadian property" and, in the case of a non-resident of Canada who carries on an insurance business in Canada and elsewhere, the shares are not effectively connected with its Canadian insurance business.

     Pioneer Canada Shareholders not resident in Canada are not entitled to receive Exchangeable Shares pursuant to the Plan of Arrangement, and it is not expected that a Pioneer Canada Shareholder not resident in Canada would, in general, wish to acquire Exchangeable Shares on the trading markets after their original issuance. Accordingly, this portion of the summary is expected to have limited applicability.

     A holder of Exchangeable Shares will not be subject to tax under the Canadian Tax Act on the exchange of an Exchangeable Share for a share of Pioneer Common Stock, except to the extent the exchange gives rise to a deemed dividend (as described above for Canadian residents), or on the sale or other disposition of an Exchangeable Share or a share of Pioneer Common Stock, unless the shares constitute "taxable Canadian property" to the holder (within the meaning of the Canadian Tax Act). Generally, the Exchangeable Shares and shares of Pioneer Common Stock will not be taxable Canadian property provided that such shares are listed on a prescribed stock exchange (which currently includes the TSE and the NYSE), the holder does not use or hold, and is not deemed to use or hold, the Exchangeable Shares or the shares of Pioneer Common

Stock, as applicable, in connection with carrying on a business in Canada and the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Pioneer Canada or Pioneer at any time within five years preceding the date in question. In the case of Pioneer, even if the holder exceeds the 25% threshold with respect to shares of Pioneer Common Stock, any gain on the sale or other disposition of such shares may not be taxable in Canada, and such holders should consult their own tax advisors. The Exchangeable Shares have been conditionally approved for listing on the TSE, and Pioneer has indicated that it intends to use its best efforts to cause Pioneer Canada to maintain such listing.

     Any dividends paid on the Exchangeable Shares will be subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty. For example, under the Tax Treaty, the rate is generally reduced to 15% for dividends paid to a person who is resident in the United States for purposes of the Tax Treaty.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This section summarizes the material United States federal income tax considerations generally applicable to Pioneer Canada Shareholders of owning and disposing of Exchangeable Shares (and Pioneer Common Stock received in exchange therefor), but it does not purport to be a complete analysis of all of the potential tax effects thereof.

     This summary is based on United States federal income tax law currently in effect. The legal conclusions contained herein represent the opinion of Vinson & Elkins L.L.P., United States counsel to Pioneer Canada. No statutory, judicial or administrative authority exists which directly addresses certain of the United States federal income tax consequences of the ownership of instruments comparable to the Exchangeable Shares. Consequently, some aspects of the United States federal income tax treatment of the holding and exchange of Exchangeable Shares for shares of Pioneer Common Stock are not certain. No advance income tax ruling has been sought or obtained from the United States Internal Revenue Service (the "IRS") regarding the tax consequences of the transactions described herein, and there can be no assurance that the IRS will not successfully challenge certain of the conclusions reached in this discussion, particularly those as to which uncertainty is indicated.

     Except as specifically stated otherwise, the discussion does not address state, local, or foreign taxes or federal tax aspects other than United States federal income taxation under the Internal Revenue Code of 1986, as amended (the "U.S. Code"), nor does it address all aspects of such tax that may be applicable to the specific circumstances of a particular Pioneer Canada Shareholder. The discussion may not apply to Pioneer Canada Shareholders that are subject to special provisions of the U.S. Code, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, persons having a "functional currency" other than the United States dollar, and Pioneer Canada Shareholders who hold Exchangeable Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in the Arrangement).

     WHILE THIS SUMMARY IS INTENDED TO ADDRESS ALL PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, IT IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR PIONEER CANADA SHAREHOLDER. THEREFORE, EACH PIONEER CANADA SHAREHOLDER IS URGED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO ITS PARTICULAR CIRCUMSTANCES AS SUCH MAY AFFECT THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES AND PIONEER COMMON STOCK RECEIVED IN EXCHANGE THEREFOR. NO ADVANCE INCOME TAX RULING HAS BEEN OBTAINED FROM THE IRS TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE TRANSACTIONS DESCRIBED HEREIN.

  Non-U.S. Holders

     General. This subsection is addressed to Pioneer Canada Shareholders that
(i) are Non-U.S. Holders (as defined below), and (ii) will hold Exchangeable Shares (and Pioneer Common Stock received in exchange therefor) as capital assets. For purposes of the foregoing, the term "Non-U.S. Holder" means a nonresident alien individual, or a foreign corporation, a foreign partnership or a foreign estate or trust which is other than a U.S. Holder (as defined below). An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the calendar year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to tax as if they were U.S. citizens.

     It is expected that most Pioneer Canada Shareholders who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada will be Non-U.S. Holders. A Non-U.S. Holder seeking benefits under an applicable tax treaty or an exemption from U.S. withholding tax for "effectively connected income," as described below, may be required to comply with additional certification and other requirements in order to establish his entitlement to such benefits or exemption. This discussion does not consider U.S. tax consequences that may be relevant to a Non-U.S. Holder who is a United States expatriate or who has other special facts and circumstances.

     Dividends. Neither Pioneer Canada nor Pioneer intends to withhold any amount for U.S. withholding tax on dividends paid to Non-U.S. Holders of Exchangeable Shares. There is some possibility, however, that the IRS may successfully assert that U.S. withholding tax is payable with respect to such dividends.

     Dividends received by a Non-U.S. Holder with respect to Pioneer Common Stock that are not effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. withholding tax. The U.S. withholding tax rate is 30% unless reduced by treaty. Under the Tax Treaty, the rate currently is 15%, generally, on dividends paid to residents of Canada.

     Gain on Dispositions. A Non-U.S. Holder generally will not be subject to U.S. tax on any gain recognized on the receipt, sale or other disposition of the Exchangeable Shares, the exchange of the Exchangeable Shares for Pioneer Common Stock, or the sale or other disposition of such Pioneer Common Stock, unless (a) such gain is effectively connected with a trade or business in the United States, or, if a tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied. In this connection, any Non-U.S. Holder who at any time actually and constructively owns more than 5% of either the Exchangeable Shares or the Pioneer Common Stock should be aware that Pioneer is probably a "United States real property holding corporation" within the meaning of section 897 of the U.S. Code, and therefore such Non-U.S. Holder should seek advice whether his gain or loss would be deemed to be effectively connected with a U.S. business.

     U.S. Estate Tax. Pioneer Common Stock held by an individual Non-U.S. Holder at the time of death will be deemed to be a U.S. situs asset for purposes of U.S. estate tax law and therefore will generally be subject to the U.S. estate tax, except as may otherwise be provided by an applicable tax or estate tax treaty with the United States. No opinion is expressed as to the situs of Exchangeable Shares for purposes of U.S. estate tax law.

  U.S. Holders

     General. This subsection is addressed to Pioneer Canada Shareholders that
(i) are U.S. Holders (as defined below) and (ii) hold Exchangeable Shares (and Pioneer Common Stock received in exchange therefor) as capital assets. For purposes of the foregoing, the term "U.S. Holder" means (a) a citizen or individual resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (c) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (d) a trust as to which a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     U.S. Holders of Chauvco Stock are not entitled to receive Exchangeable Shares pursuant to the Plan of Arrangement, and it is not expected that a U.S. Holder would, in general, wish to acquire Exchangeable Shares on the trading markets after their original issuance. Accordingly, this subsection is expected to have limited applicability.

     Ownership and Disposition of Exchangeable Shares. Assuming that Pioneer Canada is not a PFIC (as defined in the following paragraphs of this subsection), dividends paid to a U.S. Holder with respect to Exchangeable Shares generally will constitute ordinary dividend income to the extent paid out of Pioneer Canada's earnings and profits as determined under U.S. tax principles. The amount of a dividend paid in non-U.S. currency will be calculated by reference to the exchange rate in effect on the date the dividend is distributed. Foreign currency gain or loss may be realized on any currency received that is not converted into United States dollars on such date. Dividends will generally be treated as foreign source passive income for foreign tax credit limitation purposes. Any foreign tax imposed on such dividends will generally be allowable either as a credit against the holder's United States federal income tax liability (subject to applicable limitations) or as a deduction in computing U.S. taxable income. Gain or loss recognized on the disposition of Exchangeable Shares will generally be treated as U.S. source for foreign tax credit limitation purposes.

     Exchange of Exchangeable Shares. A U.S. Holder that exercises such holder's right to exchange its Exchangeable Shares for shares of Pioneer Common Stock will generally recognize gain or loss on such exchange, subject to the discussion below. Such gain or loss will be equal to the difference between the fair market value of the shares of Pioneer Common Stock received, as determined at the time of the exchange, and the U.S. Holder's tax basis in the Exchangeable Shares surrendered. The gain or loss will generally be capital gain or loss, except that, with respect to any declared but unpaid dividends on the Exchangeable Shares, ordinary income may be recognized. A U.S. Holder will generally, subject to the discussion below, have a tax basis in the shares of Pioneer Common Stock received equal to the fair market value of such shares at the time of the exchange. The holding period for such shares will generally, subject to the discussion below, begin on the day after the exchange. The IRS could assert, however, that the Exchangeable Shares and certain of the rights associated therewith constitute "offsetting positions" for purposes of the straddle rules set forth in Section 1092 of the U.S. Code. In such case, the holding period of the Exchangeable Shares would not increase while held by a U.S. Holder.

     It is possible, however, that a U.S. Holder who holds Exchangeable Shares not acquired in the Arrangement would not be permitted to recognize loss on an exchange of such Exchangeable Shares for Pioneer Common Stock. In that case, the U.S. Holder will have a tax basis in the shares of Pioneer Common Stock received equal to the tax basis of the Exchangeable Shares exchanged therefor, and the U.S. Holder's holding period for the Pioneer Common Stock received will include the U.S. Holder's holding period in the Exchangeable Shares exchanged therefor.

     Under the Taxpayer Relief Act of 1997 (the "1997 Act"), the maximum capital gains rate for individuals has been reduced to 20% for capital assets held for more than 18 months before disposition, but the rate applicable to gain realized on the exchange of Exchangeable Shares by a U.S. Holder will depend upon the holding period of such Exchangeable Shares, the holder's other taxable income, and other factors.

     For U.S. foreign tax credit purposes, any gain realized by a U.S. Holder will generally be treated as U.S. source, except that, if under the Tax Treaty any Canadian tax is imposed on the exchange, the gain could be treated as Canadian source at the election of the U.S. Holder. As a result of such election, the Canadian tax would generally be available as a credit (subject to applicable limitations) against the U.S. tax attributable to such gain. A U.S. Holder that is ineligible for a foreign tax credit with respect to any tax paid may be entitled to a deduction therefor in computing United States taxable income.

     Under certain limited circumstances, an exchange by a U.S. Holder of Exchangeable Shares for shares of Pioneer Common Stock may be characterized as a tax-free exchange. In order to be so characterized, however, certain requirements must be satisfied as of the date of the exchange. Whether such requirements can be satisfied will depend on facts and circumstances existing at that time and which cannot be accurately predicted as of the date of this Prospectus. Moreover, there is no direct authority as to the proper treatment for United States federal income tax purposes of the exchange of Exchangeable Shares for shares of Pioneer Common Stock. For these reasons, there can be no assurance that an exchange of Exchangeable Shares for Pioneer Common Stock should properly be treated as tax free under any circumstances. If, however, such exchange did qualify as a tax-free exchange, a U.S. Holder's tax basis in the shares of Pioneer Common Stock received would be equal to such holder's tax basis in the Exchangeable Shares exchanged therefor, and the holding period of the shares of Pioneer Common Stock received by such U.S. Holder should include the holding period of the Exchangeable Share exchanged therefor.

     Passive Foreign Investment Company Considerations. For United States federal income tax purposes, Pioneer Canada generally will be treated as a passive foreign investment company (a "PFIC") for any taxable year ending after the consummation of the Arrangement during which either (i) 75 percent or more of its gross income was passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50 percent or more of its assets (measured as described below) produced or were held for the production of passive income. For purposes of applying the foregoing tests, the assets and gross income of Pioneer Canada's significant subsidiaries will be attributed to Pioneer Canada.

     For purposes of applying the 50% assets test, and in the absence of regulations affording an exception to securities listed for trading on the TSE, Pioneer Canada's assets must be measured by their adjusted tax bases (as calculated in order to compute earnings and profits for United States federal income tax purposes), subject to certain adjustments. As a result, it is possible that Pioneer Canada could be a PFIC even though less than 50% of Pioneer Canada's assets (measured by the fair market value of such assets) do not constitute passive assets.

     Pioneer and Pioneer Canada intend to endeavor to cause Pioneer Canada to avoid PFIC status in the future, although there can be no assurance that they will be able to do so or that their intent will not change. Moreover, in connection with the transactions contemplated herein, no opinion will be deemed given regarding Pioneer Canada's status as a PFIC. After the Arrangement, Pioneer Canada will endeavor to notify U.S. Holders of Exchangeable Shares if it believes that Pioneer Canada was a PFIC for that taxable year.

     If a corporation is a PFIC at any time in which a U.S. Holder owns its shares and has not elected ("QEF Election") to treat the corporation as a qualified electing fund, the gain recognized on the disposition of such shares is taxed as ordinary income at rates that might be higher than those otherwise applicable, and an interest charge is imposed on such gain. The general effect of a QEF election is to require the U.S. Holder's pro rata share of the corporation's income for each taxable year in which the corporation is classified as a PFIC to be included in his taxable income, even if no dividend distributions are received. The holder, however, can also elect to defer payment of the taxes on such income, subject to an interest charge, until the shares are transferred or a distribution on such shares is received. In addition, it is possible that under the 1997 Act a U.S. Holder will be permitted, beginning in 1998, to make a mark-to-market election with respect to shares of a PFIC in lieu of incurring the special tax and interest charge on disposition of those shares.

     The foregoing summary of the possible application of the PFIC rules to Pioneer Canada and the U.S. Holders of Exchangeable Shares is only a summary of certain material aspects of those rules. Because the United States federal income tax consequences to such U.S. Holders under the PFIC provisions are significant and complex, such U.S. Holders are urged to discuss these consequences with their tax advisors.

                                 LEGAL MATTERS


     Certain legal matters in connection with the shares of Pioneer Common Stock offered hereby will be passed upon for Pioneer by Vinson & Elkins L.L.P., Dallas, Texas. Certain federal Canadian and U.S. tax matters will be passed upon for Pioneer by MacKimmie Matthews, Calgary, Canada, and Vinson & Elkins L.L.P., Dallas, Texas, as set forth under "Income Tax Considerations." Michael D. Wortley, a partner in the law firm of Vinson & Elkins L.L.P., is a director of Pioneer and beneficially owns 6,623 shares of Pioneer Common Stock.

                                    EXPERTS


     The Consolidated Financial Statements of Pioneer (successor to Parker & Parsley and subsidiaries) have been incorporated by reference in this Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of in 1995 and a change in the method of accounting for income taxes in 1993.


     The Consolidated Financial Statements of Mesa incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.


     The Financial Statements of Greenhill Petroleum Corporation incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on authority of that firm as experts in accounting and auditing.


     The Consolidated Financial Statements of Chauvco incorporated by reference in this Registration Statement have been audited by Price Waterhouse, chartered accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.


     The estimates of proved reserves of Pioneer (successor to Parker & Parsley and subsidiaries) as of December 31, 1996, incorporated by reference in this Registration Statement are based upon a reserve report prepared by Pioneer and audited by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.



     The estimates of Mesa's proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement with respect to its Hugoton and West Panhandle field properties are based upon a reserve report prepared by Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report. The estimates of Greenhill Petroleum Corporation's proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement pursuant to items 9 and 14 under the section entitled "Incorporation of Certain Documents By Reference" in this Registration Statement, are based upon a reserve report prepared by Miller and Lents, Ltd., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.


     The estimates of Chauvco's proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement are based upon reserve reports prepared by Gilbert Lausten Jung Associates, Ltd. and Martin Petroleum and Associates, independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

             ======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN A PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PIONEER OR ANY OTHER PERSON. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Risk Factors...........................    3
Pioneer................................    4
Use of Proceeds........................    4
Description of Capital Stock...........    4
Plan of Distribution...................   13
Income Tax Considerations..............   15
Legal Matters..........................   23
Experts................................   24


             ======================================================

             ======================================================


                               18,004,289 SHARES


                                PIONEER NATURAL
                               RESOURCES COMPANY

                                  COMMON STOCK
                               ------------------

                                   PROSPECTUS
                               ------------------
                               DECEMBER   , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by the Registrant, Pioneer Natural Resources Company (the "Company"), in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.


Securities and Exchange Commission registration fee.........  $      0
Accounting fees and expenses................................     5,000
Legal fees and expenses.....................................    15,000
Transfer agent's fees and expenses..........................    10,000
Blue Sky fees and expenses, including counsel fees..........     1,000
Fees of rating agencies.....................................         0
Listing fees................................................   140,755
Printing and engraving expenses.............................    60,000
Miscellaneous...............................................    10,000
                                                              --------
          Total.............................................  $241,755
                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Article Twelfth of the Restated Certificate of Incorporation of the Registrant provides that the Registrant must indemnify its officers and directors to the extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the Registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.



     The Registrant has entered into Indemnification Agreements with each of its directors and officers. These agreements provide that the Registrant must indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. The Registrant must, within ten days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of the Registrant to provide the indemnification does not apply if, before the date on which the Registrant must provide the indemnification, the Registrant's Board of Directors, or a representative chosen by the Board of Directors, concludes that indemnification would be improper under the Delaware General Corporation Law.


     The preceding discussion of the Registrant's Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     There are filed with the Registration Statement the following exhibits:


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1997, by and among Mesa, Mesa Operating
                            Co. ("MOC"), MXP Reincorporation Corp. and Parker &
                            Parsley (incorporated by reference to Exhibit 2.1 to
                            Pioneer's Registration Statement on Form S-4, dated June
                            27, 1997, Registration No. 333-26951).
          2.2            -- Combination Agreement, dated as of September 3, 1997,
                            between Pioneer and Chauvco (incorporated by reference to
                            Exhibit 2.2 to Pioneer's Registration Statement on Form
                            S-3, Registration No. 333-42315, filed with the SEC on
                            December 15, 1997).
          2.3            -- Plan of Arrangement under Section 186 of the Business
                            Corporations Act (Alberta) (incorporated by reference to
                            Annex E to the Definitive Joint Management Information
                            Circular and Proxy Statement of Pioneer and Chauvco, File
                            No. 001-13245, filed with the SEC on November 17, 1997).
          2.4            -- Form of Support Agreement between Pioneer and Pioneer
                            Canada (incorporated by reference to Annex H to the
                            Definitive Joint Management Information Circular and
                            Proxy Statement of Pioneer and Chauvco, File No.
                            001-13245, filed with the SEC on November 17, 1997).
          2.5            -- Form of Voting and Exchange Trust Agreement among
                            Pioneer, Pioneer Canada and Montreal Trust Company of
                            Canada, as Trustee (incorporated by reference to Annex I
                            to the Definitive Joint Management Information Circular
                            and Proxy Statement of Pioneer and Chauvco, File No.
                            001-13245, filed with the SEC on November 17, 1997).
          2.6            -- Amended and Restated Shareholders Agreement, dated as of
                            September 3, 1997, by and among Pioneer and Guy J.
                            Turcotte (incorporated by reference to Exhibit 2.6 to
                            Pioneer's Registration Statement on Form S-3,
                            Registration No. 333-42315, filed with the SEC on
                            December 15, 1997).
          2.7            -- Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Chauvco, DNR-MESA Holdings, L.P.
                            ("DNR"), Scott D. Sheffield and I. Jon Brumley
                            (incorporated by reference to Exhibit 2.3 to Pioneer's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on October 2, 1997).
          2.8            -- Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Trimac Corporation and Gendis Inc.
                            (incorporated by reference to Exhibit 2.4 to Pioneer's
                            Current Report on Form 8-K, File No. 001-13245, filed
                            with the SEC on October 2, 1997).
          3.1            -- Amended and Restated Certificate of Incorporation of
                            Pioneer (incorporated by reference to Exhibit 3.1 to
                            Pioneer's Registration Statement on Form S-4,
                            Registration No. 333-26951).
          3.2            -- Restated Bylaws of Pioneer (incorporated by reference to
                            Exhibit 3.2 to Pioneer's Registration Statement on Form
                            S-4, Registration No. 333-26951).
          3.3            -- Certificate of Designations of Special Preferred Voting
                            Stock (incorporated by reference to Exhibit 3.3 to
                            Pioneer's Registration Statement on Form S-3,
                            Registration No. 333-42315, filed with the SEC on
                            December 15, 1997).
          3.4            -- Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the Definitive Joint
                            Management Information Circular and Proxy Statement of
                            Pioneer and Chauvco, File No. 001-13245, filed with the
                            SEC on November 17, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.1            -- Form of Certificate of Common Stock, par value $.01 per share, of Pioneer (incorporated by reference to Exhibit
                            4.1 to Pioneer's Registration Statement on Form S-4,
                            Registration No. 333-26951).
          5.1**          -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
          8.1**          -- Opinion of MacKimmie Matthews regarding tax matters.
          8.2**          -- Opinion of Vinson & Elkins L.L.P. regarding tax matters.
          9.1            -- Shareholder Agreement, dated as of April 6, 1997, between
                            Mesa, Boone Pickens and Parker & Parsley (incorporated by
                            reference to Exhibit 2.4 of Mesa's Form 8-K filed April
                            8, 1997).
          9.2            -- Shareholders Agreement, dated as of April 6, 1997,
                            between DNR and Mesa (incorporated by reference to
                            Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).
         10.1            -- Indenture, dated July 2, 1996, among Pioneer Natural
                            Resources USA, Inc. ("Pioneer USA") (formerly MOC), as
                            Issuer, Pioneer (Mesa's successor), as Guarantor, and
                            Harris Trust and Savings Bank, as Trustee, relating to
                            the 11 5/8% Senior Subordinated Discount Notes Due 2006
                            (incorporated by reference to Exhibit 4.17 of Mesa's Form
                            10-Q dated August 13, 1996).
         10.2            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, Pioneer, and Harris
                            Trust and Savings Bank, as Trustee, with respect to the
                            indenture identified above as Exhibit 10.1 (incorporated
                            by reference to Exhibit 10.1 to Pioneer's Quarterly
                            Report on Form 10-Q for the period ended September 30,
                            1997, File No. 001-13245).
         10.3            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, Pioneer, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.1
                            (incorporated by reference to Exhibit 10.2 to Pioneer's
                            Quarterly Report on Form 10-Q for the period ended
                            September 30, 1997, File No. 001-13245).
         10.4            -- Indenture, dated July 2, 1996, among Pioneer USA
                            (formerly MOC), as Issuer, Pioneer (Mesa's successor), as
                            Guarantor, and Harris Trust and Savings Bank, as Trustee,
                            relating to 10 5/8% Senior Subordinated Notes Due 2006
                            (incorporated by reference to Exhibit 4.18 of Mesa's Form
                            10-Q, dated August 13, 1996).
         10.5            -- First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the
                            subsidiary guarantors named therein, Pioneer, and Harris
                            Trust and Savings Bank, as Trustee, with respect to the
                            indenture identified above as Exhibit 10.4 (incorporated
                            by reference to Exhibit 10.3 to Pioneer's Quarterly
                            Report on Form 10-Q for the period ended September 30,
                            1997, File No. 001-13245).
         10.6            -- Second Supplemental Indenture, dated as of August 7,
                            1997, among Pioneer USA (formerly MOC), as Issuer, Mesa,
                            the subsidiary guarantors named therein, Pioneer, and
                            Harris Trust and Savings Bank, as Trustee, with respect
                            to the indenture identified above as Exhibit 10.4
                            (incorporated by reference to Exhibit 10.4 to Pioneer's
                            Quarterly Report on Form 10-Q for the period ended
                            September 30, 1997, File No. 001-13245).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.7            -- Indentures relating to $50,000,000 principal amount of
                            8 1/2% Convertible Subordinated Debentures due 2005 of
                            Dorchester Master Limited Partnership ($3,762,000
                            principal amount of which were outstanding and held by
                            non affiliates at December 31, 1996) and $100,000,000
                            principal amount of 9 1/2% Senior Notes due 2000 of
                            Bridge Oil (U.S.A.) Inc. ($2,063,000 principal amount of
                            which were outstanding at December 31, 1996) have been
                            omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation
                            S-K. Pioneer hereby agrees to furnish a copy of the
                            indentures to the Securities and Exchange Commission upon
                            request (incorporated by reference to Parker & Parsley's
                            Form 10-K, dated December 31, 1996).
         10.8            -- Indenture, dated April 12, 1995, between Pioneer USA
                            (successor to Parker & Parsley), and The Chase Manhattan
                            Bank (National Association), as Trustee (incorporated by
                            reference to Exhibit 4.1 to Parker & Parsley's Current
                            Report on Form 8-K, dated April 12, 1995, File No.
                            1-10695).
         10.9            -- First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase Manhattan Bank, as
                            Trustee, and Pioneer USA, with respect to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 10.5 to Pioneer's Quarterly Report
                            on Form 10-Q for the period ended September 30, 1997,
                            File No. 001-13245).
         10.10           -- Form of 8 7/8% Senior Notes Due 2005, dated as of April
                            12, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate dated
                            April 12, 1995, establishing the terms of the 8 7/8%
                            Senior Notes Due 2005 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 4.2 to Parker & Parsley's Quarterly
                            Report on Form 10-Q for the period ended June 30, 1995,
                            File No. 1-10695).
         10.11           -- Form of 8 1/4% Senior Notes due 2007, dated as of August
                            22, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate, dated
                            August 22, 1995, establishing the terms of the 8 1/4%
                            Senior Notes due 2007 pursuant to the indenture
                            identified above as Exhibit 10.8 (incorporated by
                            reference to Exhibit 1.2 to Parker & Parsley's Current
                            Report on Form 8-K, dated August 17, 1995, File No.
                            1-10695).
         10.12           -- Agreement of Sale between Pioneer Corporation and Cabot
                            Corporation, dated August 29, 1984 (incorporated by
                            reference to Exhibit 10.5 to Pioneer Corporation's Form
                            10-K, dated December 31, 1985).
         10.13           -- Settlement Agreement, dated March 15, 1989, by and among
                            Mesa Operating Limited Partnership and Mesa Limited
                            Partnership, et al., Energas Company and the City of
                            Amarillo (incorporated by reference to Exhibit 10(k) to
                            Mesa Limited Partnership's Form 10-K, dated December 31,
                            1990).
         10.14           -- Gas Purchase Agreement, dated December 1, 1989, between
                            Williams Natural Gas Company and Mesa Operating Limited
                            Partnership acting on behalf of itself and as agent for
                            Mesa Midcontinent Limited Partnership (incorporated by
                            reference to Exhibit 10.1 to Registration Statement of
                            Mesa Limited Partnership on Form S-3, Registration No.
                            33-32978).
         10.15           -- "B" Contract Production Allocation Agreement, dated July
                            29, 1991, and effective as of January 1, 1991, between
                            Colorado Interstate Gas Company and Mesa Operating
                            Limited Partnership (incorporated by reference to Exhibit
                            10(r) to Mesa's Form 10-K, dated December 31, 1991).
         10.16           -- Amendment to "B" Contract Production Allocation Agreement
                            effective as of January 1, 1993, between Colorado
                            Interstate Gas Company and Mesa Operating Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Registration Statement on Form S-1,
                            Registration No. 033-51909).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.17           -- Amended Peak Day Gas Purchase Agreement, dated effective
                            June 19, 1991, between Colorado Interstate Gas Company
                            and Mesa Operating Limited Partnership (incorporated by
                            reference to Exhibit 10(t) to Mesa's Form 10-K, dated
                            December 31, 1991).
         10.18           -- Omnibus Amendment to Collateral Instruments to
                            Supplemental Stipulation and Agreement, dated June 19,
                            1991, between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10(u) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.19           -- Amarillo Supply Agreement between Mesa Operating Limited
                            Partnership, Seller, and Energas Company, a division of
                            Atmos Energy Corporation, Buyer, dated effective January
                            2, 1993 (incorporated by reference to Exhibit 10.14 to
                            Mesa's Form 10-K, dated December 31, 1995).
         10.20           -- Gas Supply Agreement, dated May 11, 1994, between MOC, as successor to Mesa Operating Limited Partnership, acting
                            on behalf of itself and as agent for Hugoton Capital
                            Limited Partnership, and Williams Gas Marketing Company,
                            and Gas Supply Guarantee, dated May 11, 1994
                            (incorporated by reference to Exhibit 10.16 to Mesa's
                            Form 10-K, dated December 31, 1995).
         10.21           -- Gas Transportation Agreement, dated June 14, 1994,
                            between Western Resources, Inc. and MOC, acting on behalf
                            of itself and as agent for Hugoton Capital Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Form 10-K, dated December 31, 1994).
         10.22           -- 1991 Stock Option Plan of Mesa (incorporated by reference to Exhibit 10(v) to Mesa's Form 10-K, dated December 31,
                            1991).
         10.23           -- Interruptible Gas Transportation and Sales Agreement,
                            dated January 1, 1991, between Mesa Operating Limited
                            Partnership and Energas Company and Amendment, dated
                            January 1, 1995 (incorporated by reference to Exhibit
                            10.22 to Mesa's Form 10-K, dated December 31, 1995).
         10.24           -- "B" Contract Operating Agreement, dated January 1, 1988, between Mesa Operating Limited Partnership and Colorado
                            Interstate Gas Company (incorporated by reference to
                            Exhibit 10.23 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.25           -- Gathering Agreement, dated May 29, 1987, between Mesa
                            Operating Limited Partnership and Colorado Interstate Gas
                            Company (incorporated by reference to Exhibit 10.15 to
                            Pioneer's Quarterly Report on Form 10-Q for the period
                            ended September 30, 1997, File No. 001-13245).
         10.26           -- Amendment to Gathering Agreement, dated July 15, 1990,
                            between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10.24 to Mesa's Form 10-K, dated December 31,
                            1995).
         10.27           -- Amendment to 1990 Gathering Agreement Amendment, dated
                            September 1, 1997, between Colorado Interstate Gas
                            Company and Pioneer USA (incorporated by reference to
                            Exhibit 10.6 to Pioneer's Quarterly Report on Form 10-Q
                            for the period ended September 30, 1997, File No.
                            001-13245).
         10.28           -- Gas Purchase Agreement, dated January 1, 1996, between
                            MOC, as Seller, and KN Marketing L.P., as Buyer, and
                            Amendment, dated August 1, 1995 (incorporated by
                            reference to Exhibit 10.25 to Mesa's Form 10-K, dated
                            December 31, 1995).
         10.29           -- Employment Agreement, dated as of August 21, 1996,
                            between Mesa and I. Jon Brumley (incorporated by
                            reference to Exhibit 10.26 of Mesa's Form 10-K, dated
                            December 31, 1996).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.30           -- Stock Purchase Agreement, dated April 26, 1996, between
                            Mesa and DNR (incorporated by reference to Exhibit No. 10
                            to Mesa's Form 8-K filed on April 29, 1996).
         10.31           -- 1996 Incentive Plan of Mesa (incorporated by reference to
                            Exhibit 10.28 to Pioneer's Registration Statement on Form
                            S-4, dated June 27, 1997, Registration No. 333-26951).
         10.32           -- Mesa Management Severance Plan, dated April 4, 1997,
                            including a Schedule of Participants on Schedule A for
                            the purpose of defining the payment of certain benefits
                            upon the termination of the officer's employment under
                            certain circumstances (incorporated by reference to
                            Exhibit 10.29 to Pioneer's Registration Statement on Form
                            S-4, dated June 27, 1997, Registration No. 333-26951).
         10.33           -- Parker & Parsley Petroleum Company Long-Term Incentive
                            Plan, dated February 19, 1991, (incorporated by reference
                            to Exhibit 4.1 to Parker & Parsley's Registration
                            Statement on Form S-8, Registration No. 33-38971).
         10.34           -- First Amendment to the Parker & Parsley Petroleum Company
                            Long-Term Incentive Plan, dated August 23, 1991
                            (incorporated by reference to Exhibit 10.2 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.35           -- Agreement of Partnership of P&P Employees 89-B Conv.,
                            L.P. (formerly P&P Employees 89-B GP), dated October 31,
                            1989, among Parker & Parsley, Ltd. and the Investor
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.50 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.36           -- Amendment to Agreement of Partnership of P&P Employees
                            89-B GP, dated May 31, 1990, among Parker & Parsley, Ltd.
                            and the Investor Partners (as defined therein, which
                            includes individuals who are directors and executives
                            officers of Parker & Parsley), together with a schedule
                            identifying substantially identical documents and setting
                            forth the material details in which those documents
                            differ form the foregoing document (incorporated by
                            reference to Exhibit 10.51 to Parker & Parsley's
                            Registration Statement on Form S-4, dated December 31,
                            1990, Registration No. 33-38436).
         10.37           -- Schedule identifying additional documents substantially identical to the Amendment to Agreement of Partnership of
                            P&P Employees 89-B GP included as Exhibit 10.5 and
                            setting forth the material details in which those
                            documents differ from that document (incorporated by
                            reference to Exhibit 10.52 to Parker & Parsley's
                            Registration Statement on Form S-1, dated February 28,
                            1992, Registration No. 33-46082).
         10.38           -- Agreement of Partnership of P&P Employees 90 Spraberry
                            Private Development GP, dated October 16, 1990, among
                            Parker & Parsley, Ltd., James D. Moring, and the General
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), and form of Amendment to Agreement of
                            Partnership of P&P Employees 90 Spraberry Private
                            Development GP, together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.52 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.39           -- Amendment to Agreement of Partnership of Parker & Parsley
                            90-A GP, dated February 19, 1991, among Parker & Parsley
                            Development Company and the Investor Partners (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), together with a
                            schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.58 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.40           -- Agreement of Partnership of P&P Employees 91-A, GP, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, James D. Moring, and the General Partners (as
                            defined therein, which includes individuals who are
                            directors and executive officers of Parker & Parsley),
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.61 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.41           -- Development Drilling Program Agreement of Parker &
                            Parsley 91-A Development Drilling Program, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, the P&P Employee Participants (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), P&P Employees
                            91-A, GP, and Parker & Parsley 91-A, L.P., together with
                            a schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.63 to Parker &
                            Parsley's Registration Statement on Form S-1, dated
                            February 28, 1992, Registration No. 33-46082).
         10.42           -- Development Drilling Program Agreement, dated August 1,
                            1989, among Parker & Parsley, Ltd., Parker & Parsley
                            Development Partners L.P., certain key employees of
                            Parker & Parsley, Ltd. (which includes individuals who
                            are directors and executive officers of Parker &
                            Parsley), and related persons, P&P Employees 89-A GP, and
                            Parker & Parsley 89- A, GP, and Parker & Parsley 89-A,
                            L.P., together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.56 to Parker & Parsley's Registration Statement on
                            Form S-4, dated December 31, 1990, Registration No.
                            33-38436).
         10.43           -- Amendment to Development Drilling Program Agreement,
                            dated February 19, 1991, amending the Development
                            Drilling Program Agreement included in Exhibit 10.11,
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.66 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).
         10.44           -- Amendment to Agreement of Partnership of P&P Employees 90
                            Spraberry Private Development GP, dated April 22, 1991,
                            among the Partners (as defined therein, which includes
                            individuals who are directors and executive officers of
                            Parker & Parsley) (incorporated by reference to Exhibit
                            10.67 to Parker & Parsley's Registration Statement on
                            Form S-1, dated February 28, 1992, Registration No.
                            33-46082).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.45           -- Agreement of Limited Partnership of Parker & Parsley 1992
                            Direct Investment Program, Ltd., dated as of July 24,
                            1992, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.57 to Parker
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.46           -- Agreement of Limited Partnership of Parker & Parsley 1993
                            Direct Investment Program, Ltd., dated as of January 1,
                            1993, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.49 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.47           -- Agreement of Limited Partnership of Parker & Parsley 1994
                            Direct Investment Program, Ltd., dated as of January 1,
                            1994, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.20 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.48**         -- Stock Acquisition Loan Agreement entered into as of June
                            15, 1995, between Parker & Parsley and Scott D.
                            Sheffield, together with Schedule I identifying executive
                            officers with substantially identical agreements
                            providing for Parker & Parsley's loans to such officers
                            in order to acquire shares of Parker & Parsley's Common
                            Stock, par value $0.01 per share.
         10.49           -- Omnibus Amendment to Nonstatutory Stock Option
                            Agreements, included as part of the Long-Term Incentive
                            Plan, dated as of November 16, 1995, between Parker &
                            Parsley and Named Executive Officers identified on
                            Schedule 1 setting forth additional details relating to
                            the Long-Term Incentive Plan (incorporated by reference
                            to Parker & Parsley's Annual Report on Form 10-K for the
                            year ended December 31, 1995, Commission File No.
                            1-10695).
         10.50           -- Severance Agreement, dated as of August 8, 1997, between
                            Pioneer and Scott D. Sheffield, together with a schedule
                            identifying substantially identical agreements between
                            Pioneer and each of the other named executive officers
                            identified on Schedule I for the purpose of defining the
                            payment of certain benefits upon the termination of the
                            officer's employment under certain circumstances
                            (incorporated by reference to Exhibit 10.7 to Pioneer's
                            Quarterly Report on Form 10-Q for the period ended
                            September 30, 1997, File No. 001-13245).
         10.51           -- Indemnification Agreement, dated as of August 8, 1997,
                            between Pioneer and Scott D. Sheffield, together with a
                            schedule identifying substantially identical agreements
                            between Pioneer and each of Pioneer's other directors and
                            named executive officers identified on Schedule I
                            (incorporated by reference to Exhibit 10.8 to Pioneer's
                            Quarterly Report on Form 10-Q for the period ended
                            September 30, 1997, File No. 001-13245).
         10.52           -- Pioneer Natural Resources Company Long-Term Incentive
                            Plan (incorporated by reference to Exhibit 4.1 to
                            Pioneer's Registration Statement on Form S-8,
                            Registration No. 333-35087).
         10.53           -- Pioneer Natural Resources Company Employee Stock Purchase
                            Plan (incorporated by reference to Exhibit 4.1 to
                            Pioneer's Registration Statement on Form S-8,
                            Registration No. 333-35165).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.54           -- Pioneer Natural Resources Company Deferred Compensation
                            Retirement Plan (incorporated by reference to Exhibit 4.1
                            to Pioneer's Registration Statement on Form S-8,
                            Registration No. 333-39153).
         10.55           -- Pioneer Natural Resources USA, Inc. 401(k) Plan
                            (incorporated by reference to Exhibit 4.1 to Pioneer's
                            Registration Statement on Form S-8, Registration No.
                            333-39249).
         10.56           -- Credit Facility Agreement (Primary Facility), dated as of
                            August 7, 1997, between Pioneer USA, as Borrower, and
                            NationsBank of Texas, N.A., as Administrative Agent, CIBC
                            Inc., as Documentation Agent, Morgan Guaranty Trust
                            Company of New York, as Documentation Agent, and The
                            Chase Manhattan Bank, as Syndication Agent; Bank of
                            America Natural Trust and Savings Association, The Bank
                            of New York, The Bank of Nova Scotia, Royal Bank of
                            Canada, Union Bank of California, N.A., The Fuji Bank,
                            Limited-Houston Agency and Wells Fargo Bank, N.A., as
                            Co-Agents; and certain other lenders (incorporated by
                            reference to Exhibit 10.1 to Pioneer's Form 8-K, dated
                            August 7, 1997, File No. 333-26951).
         10.57           -- Credit Facility Agreement (364 Day Facility), dated as of
                            August 7, 1997, between Pioneer USA, as Borrower, and
                            NationsBank of Texas, N.A., as Administrative Agent, CIBC
                            Inc., as Documentation Agent, Morgan Guaranty Trust
                            Company of New York, as Documentation Agent, and The
                            Chase Manhattan Bank, as Syndication Agent; Bank of
                            America Natural Trust and Savings Association, The Bank
                            of New York, The Bank of Nova Scotia, Royal Bank of
                            Canada, Union Bank of California, N.A., The Fuji Bank,
                            Limited-Houston Agency and Wells Fargo Bank, N.A., as
                            Co-Agents; and certain other lenders (incorporated by
                            reference to Exhibit 10.2 to Pioneer's Form 8-K, dated
                            August 7, 1997, File No. 333-26951).
         23.1**          -- Consent of KPMG Peat Marwick LLP.
         23.2**          -- Consent of Arthur Andersen LLP.
         23.3**          -- Consent of Price Waterhouse, chartered accountants.
         23.4**          -- Consent of Coopers & Lybrand L.L.P.
         23.5**          -- Consent of Netherland, Sewell & Associates, Inc.
         23.6**          -- Consent of Williamson Petroleum Consultants, Inc.
         23.7**          -- Consent of Miller and Lents, Ltd.
         23.8**          -- Consent of Gilbert Lausten Jung Associates, Ltd.
         23.9**          -- Consent of Martin Petroleum and Associates.
         23.10**         -- Consent of Vinson & Elkins L.L.P. (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         23.11**         -- Consent of MacKimmie Matthews (included in the opinion
                            filed as Exhibit 8.1 to this Registration Statement).
         23.12**         -- Consent of Vinson & Elkins L.L.P. (included in the
                            opinion filed as Exhibit 8.2 to this Registration
                            Statement).
         24.1*           -- Powers of Attorney of directors and officers of Pioneer.


---------------


*  Previously filed.



** Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

             Provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this First Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on December 17, 1997.


                                          PIONEER NATURAL RESOURCES COMPANY

                                          By:    /s/ SCOTT D. SHEFFIELD
                                            ------------------------------------
                                                    Scott D. Sheffield,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this First Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Scott D. Sheffield, Mark L. Withrow and M. Garrett Smith, or any of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement (including any additional registration statement filed pursuant to Rule 462 of the Securities Act with respect to this Registration Statement) as that attorney-in-fact may deem necessary or appropriate.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ I. JON BRUMLEY                    Chairman of the Board and     December 17, 1997
-----------------------------------------------------    Director
                   I. Jon Brumley

               /s/ SCOTT D. SHEFFIELD                  Director, President and       December 17, 1997
-----------------------------------------------------    Chief Executive Officer
                 Scott D. Sheffield                      (principal executive
                                                         officer)

                /s/ M. GARRETT SMITH                   Executive Vice President and  December 17, 1997
-----------------------------------------------------    Chief Financial Officer
                  M. Garrett Smith                       (principal financial and
                                                         accounting officer)

                          *                            Director                      December 17, 1997
-----------------------------------------------------
                 R. Hartwell Gardner

                /s/ KENNETH A. HERSH                   Director                      December 17, 1997
-----------------------------------------------------
                  Kenneth A. Hersh

                /s/ JAMES L. HOUGHTON                  Director                      December 17, 1997
-----------------------------------------------------
                  James L. Houghton

                 /s/ JERRY P. JONES                    Director                      December 17, 1997
-----------------------------------------------------
                   Jerry P. Jones

             /s/ CHARLES E. RAMSEY, JR.                Director                      December 17, 1997
-----------------------------------------------------
               Charles E. Ramsey, Jr.

                          *                            Director                      December 17, 1997
-----------------------------------------------------
                   Arthur L. Smith

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ PHILIP B. SMITH                   Director                      December 17, 1997
-----------------------------------------------------
                   Philip B. Smith

               /s/ ROBERT L. STILLWELL                 Director                      December 17, 1997
-----------------------------------------------------
                 Robert L. Stillwell

              *By: /s/ M. GARRETT SMITH
  ------------------------------------------------
                  M. Garrett Smith,
                  Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          5.1            -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
          8.1            -- Opinion of MacKimmie Matthews regarding tax matters.
          8.2            -- Opinion of Vinson & Elkins L.L.P. regarding tax matters.
         23.1            -- Consent of KPMG Peat Marwick LLP.
         23.2            -- Consent of Arthur Andersen LLP.
         23.3            -- Consent of Price Waterhouse, chartered accountants.
         23.4            -- Consent of Coopers & Lybrand L.L.P.
         23.5            -- Consent of Netherland, Sewell & Associates, Inc.
         23.6            -- Consent of Williamson Petroleum Consultants, Inc.
         23.7            -- Consent of Miller and Lents, Ltd.
         23.8            -- Consent of Gilbert Lausten Jung Associates, Ltd.
         23.9            -- Consent of Martin Petroleum and Associates.